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                                      Release Date:   June 25, 1998





                    Equitable Resources Names David L. Porges
                Senior Vice President and Chief Financial Officer


         PITTSBURGH -- David L. Porges, energy industry financial executive, banker and advisor with Bankers Trust Corporation, will be elected senior vice president and chief financial officer of Equitable Resources, Inc. (ERI). He will assume his duties on July 1, 1998, one month into the term of ERI's new president and chief executive officer Murry S. Gerber, a former Shell Oil executive.

         David Porges, 40, replaces Jeffrey Swoveland in this capacity. Mr. Swoveland has served the Company as interim CFO since last July and will resume his duties as vice president-finance and treasurer. Mr. Porges will become a part of the Company's senior management team charged with strengthening ERI's competitive and financial position through growth initiatives in its three principal businesses -- exploration and production, energy distribution and energy management services.

         With a 17-year track record in energy finance, risk management and strategic planning, Mr. Porges brings to the position both corporate and advisory experience with leading energy companies in the United States and internationally. Most recently, he led Bankers Trust's energy advisory efforts within that firm's BT Wolfensohn Mergers & Acquisitions and Corporate Advisory Group. In this role, he advised oil and gas exploration and production firms and deregulating energy clients. He has held various management positions with Bankers Trust since 1987. His prior experience also includes sales management and strategic planning positions with Exxon Corporation.

         "David Porges brings to ERI proven financial management experience in corporate development and creating value for energy companies," said Murry Gerber, ERI's president and chief executive officer. "His expertise will be instrumental in our plans to focus on a profitable growth strategy for our primary businesses. I am pleased that he will be joining me and ERI's management team at this time."

         As a financial advisor, Mr. Porges was integrally involved in exploration and production financing projects, risk management strategies and business development for Shell Oil, including the creation of its affiliate Coral Energy, where he worked closely with Mr. Gerber in these successful ventures.

         "I look forward to joining Equitable and becoming a part of a management direction dedicated to improving value for customers, shareholders and employees," Mr. Porges said.

         A Chicago native, David Porges holds a master of business administration degree from the Stanford Graduate School of Business and a bachelor of science degree in industrial engineering and operations research from Northwestern University. He is a member of the Independent Producers Association of America and is active in Texas Gulf Coast's United Way campaign and serves on the executive committee of the Tony Award-winning Alley Theatre in Houston.

         Equitable Resources, Inc. (NYSE:EQT) is a fully-integrated energy exploration and production, distribution, marketing and energy services company. It offers customized energy (natural gas, gas liquids, crude oil and electricity) solutions to wholesale and retail customers with innovative products and services through three primary business segments -- ERI Supply & Logistics, ERI Utilities and ERI Services. ERI has customers and operations nationwide and in selected international locations.

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